EXHIBIT 12.1


                   Statement Re: Computation of Fixed Charges
                              (dollars in millions)


                                                      Pro forma
                                                     Year ended
                                                    December 31,          Years ended December 31,
                                                    ------------      --------------------------------
                                                        1999           1999         1998         1997
                                                    ------------      ------       ------       ------
(A)                 Earnings
      ----------------------------------------
      Pretax Income from continuing operations           (234)       $ (209)       $ (24)       $  69
      Earnings of unconsolidated subsidiary                29            29           55           27
      Add:    Fixed Charges                               129            68           61           45
              Capitalized interest adjustment             (15)          (15)         (32)         (19)
              Minority interest                            11            11            2            4
                                                         ----          ----         ----         ----
              Adjusted Earnings                        $  (80)       $ (116)       $  62        $ 126
                                                         ====          ====         ====         ====

(B)              Fixed Charges
      ----------------------------------------
      Interest Expense                                 $  104        $   45        $  35        $  22
      Interest portion of rent expense                     25            23           26           23
                                                         ----          ----         ----         ----
              Fixed Charges                            $  129        $   68        $  61        $  45
                                                         ====          ====         ====         ====
      Shortfall                                        $ (209)       $ (184)
                                                         ====          ====

 (A)/(B)  Ratio of Earnings to Fixed Charges                                         1.0          2.8
                                                                                    ====         ====

Note: Earnings were insufficient to cover pro forma fixed charges for the period ended December 31, 1999 by $209. Earnings were insufficient to cover fixed charges for the period ended December 31, 1999 by $184.
